                                                                  Exhibit 4.14

================================================================================


                           SERIES 1994-1 SUPPLEMENT
                      TO POOLING AND SERVICING AGREEMENT


                         dated as of December 13, 1994


                                     among


                     AMERISOURCE RECEIVABLES CORPORATION,
                                as transferor,


                           AMERISOURCE CORPORATION,
                             as initial Servicer,


                                      and


                   MANUFACTURERS AND TRADERS TRUST COMPANY,
                                  as Trustee

================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I
                      DEFINITIONS; INCORPORATION OF TERMS
                             OF POOLING AGREEMENT
SECTION 1.01  Definitions ..................................................  1
SECTION 1.02  Incorporation of Terms andProvisions of the Pooling
                Agreement...................................................  5
                                  ARTICLE II
                                  DESIGNATION
SECTION 2.01  Designation ..................................................  5
                                  ARTICLE III
                                   PAYMENTS
SECTION 3.01  Payments .....................................................  5
SECTION 3.02  Interest .....................................................  5
SECTION 3.03  Principal Payments ...........................................  6
SECTION 3.04  Commitment Fees; Additional Amounts; Breakage Payment ........  7
                                  ARTICLE IV
                                PAY-OUT EVENTS
SECTION 4.01  Pay-Out Events ...............................................  7
                                   ARTICLE V
                                 MISCELLANEOUS


SECTION 5.01  Governing Law ................................................  8
SECTION 5.02  Counterparts .................................................  8
SECTION 5.03  Severability of Provisions ...................................  8
SECTION 5.04  Amendment, Waiver, Etc .......................................  8
SECTION 5.05  The Trustee ..................................................  8
SECTION 5.06  Instructions in Writing ......................................  8

                                    EXHIBIT

EXHIBIT A      Form of Series 1994-1 Investor Revolving Certificate

       This Series 1994-1 SUPPLEMENT, dated as of December 13, 1994 (this "Supplement"), is made among AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation, as transferor ("ARC"), AMERISOURCE CORPORATION, a Delaware corporation ("AmeriSource"), as the initial Servicer (in that capacity, together with any successor in that capacity, the "Servicer"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee (in that capacity, together with any successor in that capacity, the "Trustee").

       Pursuant to the Pooling and Servicing Agreement, dated as of December 13, 1994, (as it may be amended, supplemented or otherwise modified from time to time, and as supplemented hereby, the "Pooling Agreement"), among ARC, the Servicer and the Trustee, ARC may from time to time direct the Trustee to issue, on behalf of the Trust, one or more Series of Investor Revolving Certificates representing undivided interests in the Trust. Certain terms applicable to a Series are to be set forth in a Supplement. This Supplement is a Supplement as such is defined in the Pooling Agreement.

       Pursuant to this Supplement, ARC and the Trustee shall create a Series of Investor Revolving Certificates and specify certain terms thereof.


                                   ARTICLE I
                      DEFINITIONS; INCORPORATION OF TERMS
                             OF POOLING AGREEMENT


       SECTION 1.01 Definitions.  (a) Except as otherwise defined herein,
                    -----------
capitalized terms have the meanings that Appendix A to the Pooling Agreement assigns to them, and this Supplement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of that Appendix A.

       (b) Each capitalized term defined herein relates only to the Series 1994-1 Certificates and to no other Series of Certificates issued by the Trust. Whenever used in this Supplement, the following words and phrases shall have the following meanings:

       "ABR Tranche" means, at any time, the portion of the Series 1994-1 Invested Amount that is designated by ARC in accordance with the Revolving Certificate Purchase Agreement to accrue interest based on the Alternate Base Rate.

       "Alternate Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the higher of:

            (a) the rate of interest most recently announced by the Reference Bank at its principal office as its prime lending rate, and

            (b) the Federal Funds Rate plus 50 basis points.

       Any change in the interest rate resulting from a change in the prime lending rate announced by the Reference Bank shall become effective without prior notice to ARC or the Servicer as of 12:01 a. m., New York City time, on the Business Day on which each change in the prime lending rate is announced by the Reference Bank. The prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Reference Bank to any customer. The Reference Bank may make commercial loans or other loans at rates of interest at, above or below the prime lending rate.

       "Applicable Margin" means:

            (a) with respect to any Eurodollar Tranche and any period set forth below, the number of basis points set forth opposite the period:


                     Period                                      Basis Points
                     ------                                      ------------

       Closing to the date six months after the Closing Date            50
       then to the date nine months after the Closing Date              62.5
       then to the date one year after the Closing Date                 75
       thereafter                                                       150

            (b) with respect to any ABR Tranche and any period set forth below, the number of basis points set forth opposite the period:

                     Period                                      Basis Points
                     ------                                      ------------
       Closing to the date one year after the Closing Date              0
       thereafter                                                       50

       "Applicable Ratings Agencies" means each of the nationally recognized statistical rating agencies that, at the request of ARC, at that time maintains a credit rating of the Series 1994-1 Certificates.

       "Base Amount" means the Base Amount as calculated pursuant to Section 4.03(b) of the Pooling Agreement; provided, however, that upon ARC's giving of notice to the Revolving Purchasers, pursuant to Section 2.03 of the Revolving Certificate Purchase Agreement for this Series, that each of their Stated Amounts is to be reduced to zero due to the issuance of another Series of Certificates (the "Take-out Certificates"), the Base Amount shall equal the lower of (a) the Base Amount as calculated for purposes of the Series 1994-1 Certificates and (b) the Base Amount as calculated for purposes of the Take-out Certificates that are to be issued.

       "Eligible Institution" means a bank that has a long-term debt rating of at least "A" by S&P or is otherwise approved by the Applicable Rating Agencies.

       "Eurodollar Tranche" means, during any Yield Period, any portion of the Series 1994-1 Invested Amount that has been designated by ARC in accordance with the Revolving Certificate Purchase Agreement to accrue interest based on LIBOR. Pursuant to the Revolving Certificate Purchase Agreement, there may be up to four Eurodollar Tranches outstanding at any time.

       "Expected Final Payment Date" means, with respect to the Series 1994-1 Certificates, the Settlement Date that is 60 months after the Closing Date.

       "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for the day (or, if the day is not a Business Day, the immediately preceding Business Day) by the Federal Reserve Bank of New York; provided, that, if the rate is not so published for any Business Day, the rate for purposes of this clause will be the average of the quotations for the day on such transactions received by the Reference Bank from three Federal funds brokers of recognized standing selected by it.

       "LIBOR" means, with respect to any Yield Period, the rate per annum equal to (a) the rate at which deposits in Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a. m., London time, two Business Days prior to the first day of the relevant Yield Period, such deposits being in the approximate amount of and having a Yield Period equivalent to the Eurodollar Tranche to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the Yield Period. LIBOR shall be rounded, if necessary, to the next higher of 1/16 of 1%.

       "Pay-Out Event" is defined in Section 4.01 of this Supplement.
                                     ------------

       "Reference Bank" means the Agent under the Revolving
Certificate Purchase Agreement.

       "Reserve Requirement" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) that is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

       "Revolving Certificate Purchase Agreement" means the Revolving Certificate Purchase Agreement dated as of the date hereof among ARC, AmeriSource, the Revolving Purchasers named therein and Bankers Trust Company, as Agent and Revolving Purchaser, as it may be amended, supplemented or otherwise modified from time to time.

       "Sale Date" means, with respect to the Series 1994-1 Certificates, the Settlement Date that is 70 months after the Closing Date.

       "Scheduled Final Payment Date" means the Sale Date.

       "Scheduled Pay-Out Commencement Date" means the first day of the October, 1999 Calculation Period.

       "Series 1994-1 Certificate" means any Certificate issued pursuant to this Supplement and the Revolving Certificate Purchase Agreement, substantially in the form of Exhibit A to this Supplement.
            ---------

       "Series 1994-1 Initial Invested Amount" means $0.

       "Series 1994-1 Invested Amount" means, at any time, an amount equal to
(a) the sum of (i) the Series 1994-1 Initial Invested Amount, plus (ii) all additions made to the Series 1994-1 Invested Amount pursuant to Section 4.03 of the Pooling Agreement plus (iii) all additions to the principal amount of Series 1994-1 Certificates made pursuant to Section 6.11 of the Pooling Agreement, minus (b) the sum of (i) all reductions in the Series 1994-1 Invested Amount made pursuant to Section 4.03 of the Pooling Agreement, (ii) the aggregate amount of all other principal payments made to the Holders of the Series prior to that time in respect of the Series, (iii) the aggregate amount of all funds on deposit in the Principal Funding Account and the Defeasance Account with respect to the Series and (iv) any Investor Allocable Charged-Off Amounts (net of Investor Net Recoveries) allocated to the Series.

       "Series 1994-1 Investor Revolving Certificate Rate" means, at any time, the weighted average of the interest rates on all outstanding Tranches.

       "Tranche" means each of the ABR Tranche and each Eurodollar Tranche.

       "Yield Period" means, with respect to the Series 1994-1 Certificates:

            (a) as to the ABR Tranche (if any) from time to time, each period from one Settlement Date to the next Settlement Date (except that the initial Yield Period shall commence on the Closing Date), and

            (b) as to each Eurodollar Tranche (if any) from time to time, each period from the date upon which it was first designated as such pursuant to the Revolving Certificate Purchase Agreement (or the end of the next preceding Yield Period for such Eurodollar Tranche, if there has been one) to the corresponding date in the next calendar month; provided, that
       (i) if there is no corresponding date, the Yield Period will end on the last day of the next calendar month and (ii) if any Yield Period for a Eurodollar Tranche would otherwise end on a day that is not a Business Day, such

       Eurodollar Tranche shall instead end on the next Business Day (or, if the next Business Day falls in the next calendar month, then the Yield Period shall end on the next preceding Business Day).

       SECTION 1.02 Incorporation of Terms and Provisions of the Pooling
                    ----------------------------------------------------
                    Agreement.
                    ---------
This Supplement hereby incorporates by reference the terms and provisions of the Pooling Agreement as if they were set forth in full herein. As supplemented by this Supplement, the Pooling Agreement is hereby in all respects ratified and confirmed and both together shall be read, taken and construed as one and the same agreement. In the event of any conflict or inconsistency between the terms of this Supplement and the terms of the Pooling Agreement as the terms apply to any of the Series 1994-1 Certificates, the terms of this Supplement shall control.


                                  ARTICLE II
                                 DESIGNATION


       SECTION 2.01 Designation.  There is hereby created a Series of
                    -----------
Investor Revolving Certificates to be issued pursuant to the Pooling Agreement and this Supplement to be known as "Series 1994-1 Certificates." Subject to the conditions set forth in the Revolving Certificate Purchase Agreement, the Trustee shall authenticate and deliver the Series 1994-1 Certificates, to or upon the order of ARC, in an aggregate stated amount equal to $230,000,000. The Series 1994-1 Certificates shall be authenticated and delivered in the manner and at the times for authentication and delivery of Investor Revolving Certificates that are specified in Article VI of the Pooling Agreement. The Series 1994-1 Certificates are a Senior Class.


                                  ARTICLE III
                                   PAYMENTS


       SECTION 3.01 Payments.  Except as expressly provided otherwise in
                    --------
this Supplement, interest and principal shall be distributed in respect of the Series 1994-1 Certificates at the times described in, and in the amounts calculated pursuant to, Articles IV and V of the Pooling Agreement for payments that are to be made with respect to Investor Revolving Certificates.

       SECTION 3.02 Interest.  (a) ARC shall have the right from time to
                    --------
time to allocate the outstanding principal amount under the 1994-1 Certificates to multiple Tranches: up to four Eurodollar Tranches and an ABR Tranche. Interest on the ABR Tranche shall be payable on each Settlement Date, and interest on a Eurodollar Tranche shall be payable at the end of the applicable Yield Period, except that interest on the amount of any principal repaid on any other date shall be payable on the date of the repayment.

       (b) Interest on a Eurodollar Tranche shall accrue during any Yield Period at a rate per annum equal to the Applicable Margin plus the applicable LIBOR and shall be calculated on the basis of actual days over a year of 360 days.

       (c) Interest on the ABR Tranche shall accrue (i) during the period from the Closing Date to (and including) the 75th day following the Closing Date, at 125 basis points over the Federal Funds Rate in effect from time to time, and
(ii) thereafter at the Applicable Margin plus the Alternate Base Rate in effect from time to time. The interest shall be calculated on the basis of actual days over a year of 365 or 366 days, as the case may be.

       (d) Interest with respect to the Series 1994-1 Certificates due but not paid on any Settlement Date or the last day of a Yield Period, as the case may be, will be due on the next Settlement Date or last day of the next Yield Period with additional interest on the amount at 2% above the applicable Certificate Rate to the extent permitted by law.

       SECTION 3.03 Principal Payments.  (a) Prior to the earlier of the
                    ------------------
Liquidation Commencement Date and the Pay-Out Period Commencement Date, the outstanding principal amount of the 1994-1 Certificates shall vary from time to time as positive Variable Amounts and other amounts are allocated (in whole or in part) to increase the Series 1994-1 Invested Amount and as Collections are allocated to repay (in whole or in part) the Series 1994-1 Invested Amount. In any event, the principal amount of any Series 1994-1 Certificate outstanding at any time shall not exceed its Stated Amount.

       (b) After the commencement of the Liquidation Period or the Pay-Out Period with respect to Series 1994-1 Certificates, no further increases in the Investor Revolving Invested Amount of the Series 1994-1 Certificates shall be made. On each Business Day during the Pay-Out Period for Series 1994-1 Certificates (until the Series 1994-1 Invested Amount has been provided for in full), the Servicer shall allocate a portion of the Collections available in the Master Collection Account, after making any required transfers to the Carrying Cost Account, to the Series 1994-1 Invested Amount and transfer the portion to the Defeasance Account. The portion of Collections so allocated and transferred shall equal (i) the Defeasance Allocation Percentage for the Series 1994-1 Certificates multiplied by (ii) the amount of the available Collections. The amounts so allocated to the Defeasance Account during each Calculation Period shall be paid to the Holders of the Series 1994-1 Certificates in reduction of the Series 1994-1 Invested Amount on the next Settlement Date or on an earlier date that ARC may elect; provided, however, that if the Liquidation Period commences at a time when any such amounts are being held in the Defeasance Account, the amounts being so held shall be reallocated to the Master Collection Account for application along with the other amounts held therein.

       (c) If the Liquidation Period commences at any time when the Series 1994-1 Invested Amount is greater than zero, the Series 1994-1 Certificates shall thereafter be entitled to receive, on each Settlement Date occurring after the Calculation Period in which the Liquidation Period commences (and until the principal outstanding under the 1994-1 Certificates has been paid in full) funds in an amount equal to the Principal Distribution Amount with respect to the Series 1994-1 Certificates.

       SECTION 3.04 Commitment Fees; Additional Amounts; Breakage Payments.  (a)
                    ------------------------------------------------------
Non-Usage Fees and other fees payable by ARC to the Revolving Purchasers and the Agent under the Revolving Certificate Purchase Agreement and one or more fee letters executed by ARC shall be payable from funds available for allocation under clause Seventh of Section 4.03(g) of the Pooling Agreement or clause Third of Section 4.03(h) of the Pooling Agreement, as applicable.

       (b) Additional amounts and breakage payments on account of increased costs relating to eurodollar funding, capital costs, breakage of a Eurodollar Tranche, changes in tax laws and certain indemnity obligations payable under the Revolving Certificate Purchase Agreement shall be payable from funds available for allocation under clause Seventh of Section 4.03(g) or clause Third of
Section 4.03(h) of the Pooling Agreement, as applicable.

       (c) The rating of the Series 1994-1 Certificates will not address the likelihood of payment of any such fees, additional amounts or breakage payments.


                                  ARTICLE IV
                                PAY-OUT EVENTS


       SECTION 4.01 Pay-Out Events.  Any of the following shall be a "Pay-Out
                    --------------
Event" with respect to the Series 1994-1 Certificates:

            (a) The Majority Investors do not declare a Liquidation Commencement Date with respect to a Liquidation Event described in clause (a), (b) or
       (f) of Section 9.01 of the Pooling Agreement, and Holders of Investor Certificates representing more than 50% of the Series 1994-1 Invested Amount declare that a Pay-Out Event has occurred.

            (b) The Series 1994-1 Certificates shall cease to be rated "A" or better by S&P and such condition shall continue for a period of 90 days; provided, that during such period ARC, AmeriSource and the Holders of the Certificates shall cooperate in good faith to make such changes to the Program and the Certificates that may be required to restore the rating; and provided further that no such party shall be required to consent to any amendment to a

       Transaction Document that it determines in its sole and reasonable discretion to be materially adverse to its own interests.

            (c) The Scheduled Pay-Out Commencement Date shall occur.


                                   ARTICLE V
                                 MISCELLANEOUS


       SECTION 5.01 Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

       SECTION 5.02 Counterparts.  This Supplement may be executed in any number
                    ------------
of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

       SECTION 5.03 Severability of Provisions.  If any one or more of the
                    --------------------------
provisions or terms of this Supplement shall for any reason whatsoever be held invalid, then the unenforceable provision(s) or term(s) shall be deemed severable from the remaining provisions or terms of this Supplement and shall in no way affect the validity or enforceability of the other provisions or terms of this Supplement.

       SECTION 5.04 Amendment, Waiver, Etc.  The provisions of this Supplement
                    -----------------------
may be amended, modified or waived from time to time by the Servicer, ARC and the Trustee with the consent of the Required Series Holders of the Series 1994-1 Certificates to the extent permitted by Section 13.01 of the Pooling Agreement, and the terms of that section shall apply to any such amendment, modification or waiver.

       SECTION 5.05 The Trustee.  The Trustee shall not be responsible in any
                    -----------
manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by ARC and the Servicer.

       SECTION 5.06 Instructions in Writing.  All instructions given by the
                    -----------------------
Servicer to the Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Settlement Statement.

       IN WITNESS WHEREOF, ARC, the Servicer and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                               AMERISOURCE RECEIVABLES CORPORATION,
                                as transferor



                               By: _________________________________________

                                Title: _____________________________________

                               Address:    P.O. Box 1735
                                           Southeastern, Pennsylvania 19399-1735

                               Attention:  Kurt Hilzinger
                               Telephone:  (610) 296-4480
                               Facsimile:  (610) 993-9085



                               AMERISOURCE CORPORATION,
                                as initial Servicer

                               By: _________________________________________

                                Title: _____________________________________

                               Address:    300 Chester Field Parkway
                                           Malvern, Pennsylvania 19355

                               Attention:  Kurt Hilzinger
                               Telephone:  (610) 296-4480
                               Facsimile:  (610) 993-9085


                               MANUFACTURERS AND TRADERS TRUST COMPANY,
                                as Trustee

                               By: _________________________________________

                                Title: Trust Officer

                               Address:    One M&T Plaza - 7th Floor
                                           Buffalo, New York 14203

                               Attention:  Russell Whitley
                               Telephone:  (716) 842-5602
                               Facsimile:  (716) 842-4474

STATE OF ___________  )
                         )
COUNTY OF __________  )

       On the _____ day of December, 1994 before me personally came ____________, who being by me duly sworn, did depose and say that he resides at
__________________, that he is the ______________ of AmeriSource Receivables Corporation, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

       Given under my hand and notarial seal, this _____ day of December, 1994.


                                               _________________________________
                                               Notary Public


                                               Type or
                                               Print Name: _____________________


My commission expires:

___________________

STATE OF ___________  )
                         )
COUNTY OF __________  )

       On the _____ day of December, 1994 before me personally came ____________, who being by me duly sworn, did depose and say that he resides at
__________________, that he is the ______________ of AmeriSource Corporation, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

       Given under my hand and notarial seal, this _____ day of December, 1994.


                                               _________________________________
                                               Notary Public


                                               Type or
                                               Print Name: _____________________


My commission expires:

___________________

STATE OF ___________  )
                         )
COUNTY OF __________  )

       On the _____ day of December, 1994 before me personally came ____________, who being by me duly sworn, did depose and say that he resides at
__________________, that he is the ______________ of Manufacturers and Traders Trust Company, a New York banking corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

       Given under my hand and notarial seal, this _____ day of December, 1994.


                                               _________________________________
                                               Notary Public


                                               Type or
                                               Print Name: _____________________


My commission expires:

___________________

                                                                       EXHIBIT A
                                                 to the Series 1994-1 Supplement

             FORM OF SERIES 1994-1 INVESTOR REVOLVING CERTIFICATE
             ----------------------------------------------------

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE CERTIFICATEHOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE CERTIFICATEHOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE TRUSTEE AND ARC RECEIVES WRITTEN REPRESENTATIONS OF THE TRANSFEROR AND TRANSFEREE SATISFACTORY TO THE TRUSTEE AND ARC REGARDING THE DISPOSITIONS, AND, IF THE TRUSTEE OR ARC SO REQUIRES, AN OPINION OF COUNSEL OF THE TRANSFEROR SATISFACTORY TO THE TRUSTEE AND ARC WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION PRIOR TO THE RESALE OR TRANSFER. WITH RESPECT TO CLAUSES (1), (2) AND
                                                            -----------  ---
(3), SUBJECT TO THE RECEIPT BY THE TRUSTEE OF OTHER EVIDENCE ACCEPTABLE TO THE
- - - ---
TRUSTEE THAT THE OFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES OF AMERICA OR OTHER APPLICABLE JURISDICTION AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                     AMERISOURCE RECEIVABLES MASTER TRUST

                 SERIES 1994-1 INVESTOR REVOLVING CERTIFICATE

                                             Initial Stated Amount: $230,000,000

Percentage Interest evidenced
 by this Certificate:  100%
Initial Cut-Off Date:  December 12, 1994
First Distribution Date:  Settlement Date relating to November 1994 Cut-Off Date

       THIS CERTIFIES THAT Bankers Trust Company is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the AmeriSource Receivables Master Trust (the "Trust") that was created pursuant to (a) the Pooling and Servicing Agreement, dated as of December 13, 1994 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Pooling Agreement"), among AmeriSource Receivables Corporation, a Delaware corporation, as transferor ("ARC"), AmeriSource Corporation, a Delaware corporation, as initial Servicer (in such capacity, the "Servicer"), and Manufacturers and Traders Trust Company, a New York banking corporation, as trustee (together with its successors and assigns in such capacity, the "Trustee") and (b) the Supplement dated as of December 13 relating to the Series 1994-1 Investor Revolving Certificates (the "Supplement"). This Certificate is one of the duly authorized Series 1994-1 Investor Revolving Certificates designated and issued under the Pooling Agreement and the Supplement. Except as otherwise defined herein, capitalized terms have the meanings that the Supplement or Appendix A to the Pooling Agreement assigns to them. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement, to which terms, provisions and conditions the Holder of this Certificate by virtue of the acceptance hereof assents and by which the Holder is bound. The Series 1994-1 Investor Revolving Certificates are a Senior Class.

       This Certificate evidences the amount of Purchases (as defined in the Revolving Certificate Purchase Agreement) made by the Holder hereof that are from time to time outstanding. The Holder hereof shall and is hereby authorized to record on the grid attached to this Certificate (or at such Holder's option, in its internal books and records) the date and amount of each Purchase made by it, the portion of its outstanding Purchases that are from time to time allocated to the ABR Tranche and any Eurodollar Tranche, the amount of each repayment of the principal amount represented by this Certificate and any reductions to the Stated Amount of this Certificate made pursuant to Section
2.03 of the Revolving Certificate Purchase Agreement; provided, however, that failure to make any such recordation on the grid or records or any error in the grid or records shall not adversely affect the Holder's rights with respect to its interest in the assets of the Trust and its right to receive Investor

Revolving Yield in respect of the outstanding principal amount of all Purchases made by the Revolving Purchasers.

       Investor Revolving Yield shall accrue on this Certificate as set forth in the Pooling Agreement, the Revolving Certificate Purchase Agreement and the Supplement. This Certificate is subject to prepayment prior to the maturity hereof to the extent set forth in the Pooling Agreement and the Supplement.

       The Pooling Agreement, the Revolving Certificate Purchase Agreement and the Supplement may be amended and the rights and obligations of the parties thereto and of the Holder of this Certificate modified as set forth in the Pooling Agreement, the Revolving Certificate Purchase Agreement and the Supplement.

       Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the Holder hereof to any benefit under the Transaction Documents or be valid for any purpose.

       This Certificate does not represent a recourse obligation of, or an interest in, ARC, any Seller, the Servicer, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Trust Assets.

       As provided in the Pooling Agreement, and subject to the restrictions on sale, transfer and disposition set forth in the Transaction Documents, upon surrender for registration of transfer of this Certificate at any office or agency of the Transfer Agent and Registrar maintained for that purpose, ARC shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and Series that is/are in authorized denominations of like aggregate fractional interests in the assets of the Trust of the Series 1994-1 Investor Revolving Certificates, and that bear(s) a number that is not contemporaneously outstanding.

       As provided in the Pooling Agreement, and subject to the restrictions on exchange set forth in the Transaction Documents, at the option of the Holder, this Certificate may be exchanged for other Certificates of the same Class and Series of authorized denominations of like aggregate fractional interests in the Revolving Certificate Interest of the Series 1994-1 Investor Revolving Certificates and bearing numbers that are not contemporaneously outstanding, upon surrender of this Certificate to be exchanged at any such office or agency. If this Certificate is so surrendered for exchange, ARC shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Certificates of the same Class and Series.

       If this Certificate is presented or surrendered for registration of transfer or exchange, it shall be accompanied by a written instrument of transfer in a form satisfactory to the

Trustee and the Transfer Agent and Registrar duly executed by the Holder hereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

       By its acceptance of this Certificate, each Holder hereof (a) acknowledges that it is the intent of ARC, and agrees that it is the intent of the Holder that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates (including this Certificate) will be treated as evidence of indebtedness secured by the Trust Assets and the Trust not be characterized as an association taxable as a corporation, (b) agrees to treat this Certificate for Federal, state and local income and franchise tax purposes as indebtedness and (c) agrees that the provisions of the Transaction Documents shall be construed to further these intentions of the parties.

       This Certificate shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, and all obligations, rights and remedies under or arising in connection with this Certificate shall be determined in accordance with the laws of the State of New York.

       IN WITNESS WHEREOF, ARC has caused this Certificate to be executed by its officer thereunto duly authorized.

                                       AMERISOURCE RECEIVABLES CORPORATION


                                       By: __________________________________

                                        Title: ______________________________

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       This is one of the Series 1994-1 Investor Revolving Certificates referred to in the Pooling Agreement.

                                   MANUFACTURERS AND TRADERS TRUST COMPANY,
                                    as Trustee


                                   By: _____________________________________

                                    Title: _________________________________


Dated:  December 13, 1994

                            PURCHASES AND REPAYMENTS

                                 Principal
                                 Amount of           Outstanding
                                 Purchase            Principal
Amount Purchased                 Repaid              Balance                  Stated Amount
- - - ------------------               ----------------    ----------------------   ----------------
                    Yield
Base    Eurodollar  Period (if   Base  Eurodollar    Base      Eurodollar
Rate    Rate        applicable)  Rate  Rate          Rate      Rate           Reduction    Net
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




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

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